Exhibit 99.2

To:	Bud Ingalls, Chief Financial Officer

CC:	Dan Kinel, Harter Secrest & Emery and Arnie Geller, Chief Executive Officer

From:	Kelli L. Kellar

Date:	11/11/2008

Re:	Voluntary Termination for Good Reason
I hereby give notice to Premier Exhibitions, Inc., of my intent to terminate my employment with the Company under section 5 (e) “Voluntary Termination for Good Reason” under my employment agreement dated September 8, 2008. I am exercising this provision based upon my inability under my reasonable judgment to work with other members of the Company’s senior management in furtherance of the Company’s strategic objectives. Under the terms of this provision, the Company shall have the opportunity to remedy this condition within 60 days of the date of this letter.
I believe that my operating and management style is not compatible with the Company’s Senior Management group and they would be better served by an individual they believed was more compatible.

Sincerely,

Kelli L. Kellar

Chief Accounting Officer

Premier Exhibitions, Inc.

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